EXHIBIT 10.36


                                     CONSENT

            CONSENT (this "Consent"), dated as of December 30, 2005, in connection with that certain Collateral Assignment of Rights under Security Agreement (the "Assignment"), dated as of January 31, 2003, between DMTR, LLC ("Borrower"), and Commerce Bank, N.A. ("Bank").


                              W I T N E S S E T H:


            WHEREAS, Borrower and Bank entered into a Revolving Line of Credit Agreement dated January 31, 2003 (as amended from time to time, the "Credit Agreement");

            WHEREAS, to secure the obligations of Borrower under the Credit Agreement, Borrower and Bank entered into the Assignment pursuant to which Borrower collaterally assigned to Bank all of Borrower's rights under that certain Security Agreement (the "Datametrics Security Agreement"), dated as of January 31, 2001, between Datametrics Corporation ("Datametrics") and Borrower;

            WHEREAS, Borrower desires to release its liens and terminate its rights under the Datametrics Security Agreement; and

            WHEREAS, Section 3(b) of the Assignment provides that Borrower may not cancel or terminate the Datametrics Security Agreement without Bank's prior written consent.

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Consent. Bank hereby consents to the release by Borrower of its liens under, and the termination of, the Datametrics Security Agreement; and waives any Event of Default that would otherwise arise under the Loan Agreement or any other Loan Document as a result of such release and termination or entering into any agreement with respect to such release and termination.

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            3.  Governing  Law;  Counterparts.  This  Consent and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York. This Consent may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto caused this Consent to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.


                                          COMMERCE BANK, N.A.

                                          By: /s/ Donald Buckley
                                              --------------------------------
                                          Name:  Donald Buckley
                                          Title: EVP

                                          DMTR, LLC


                                          By: /s/ Bruce Galloway
                                              --------------------------------
                                          Name:  Bruce Galloway
                                          Title: Member


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